Exhibit 99.1

NUVERRA ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2019 RESULTS

SCOTTSDALE, AZ (August 5, 2019) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the second quarter and six months ended June 30, 2019.
SUMMARY OF QUARTERLY RESULTS

•	Second quarter revenue was $45.2 million, an increase of approximately 6.1%, or $2.6 million, when compared with revenue of $42.6 million in the first quarter of 2019.

•	When compared to the same period in the prior year, second quarter revenue decreased 7.6%, or $3.7 million.

•	Net loss for the second quarter was $5.0 million as compared to $6.4 million in the first quarter of 2019 and $11.2 million in the second quarter of 2018.

•	Adjusted EBITDA for the second quarter was $5.3 million, an increase of $0.8 million compared with $4.5 million in the first quarter of 2019.

•	Adjusted EBITDA for the second quarter increased by $1.2 million over the same period in the prior year.

•	Total liquidity available for capital spending and other purposes as of June 30, 2019 was $22.6 million.

“Overall the second quarter reflected our continued efforts to improve our business in a stable to challenging industry backdrop,” said Charlie Thompson, Chief Executive Officer. “The Rocky Mountain division saw increases in company truck revenue of 4%, salt water disposal well revenue of 36%, rental revenue of 8%, and landfill revenue of 7% when compared to the same period in the prior year. Conversely, revenue related to the use of outside truckers for fracking projects declined 17%, and revenue from lay flat temporary hose declined 84%. The division generated comparable EBITDA, despite a 13% reduction in total revenue as compared to the same period in the prior year, partially as a result of systems modernization and centralization, and management level downsizing that lowered divisional overhead by 36%. The Northeast division saw a dramatic increase in water reuse in 2019. The geographic advantage of our Clearwater acquisition enabled us to increase disposal volumes 155% when compared to the same period in the prior year even with difficult market conditions. However, trucking revenues fell 11% in the suboptimal reuse operating environment. Our focus in the Northeast division continues to be on combining trucking and disposal services for our customers and diversifying our customer base. In the Southern division, revenues declined 11% when compared to the same period in the prior year as a result of materially lower pipeline volumes from a sizable customer, offset by additional volumes from other customers and new business.  The influx of new business in the Southern division has helped diversify our customer base in a competitive gas focused market.”

SECOND QUARTER 2019 RESULTS

Second quarter revenue was $45.2 million, an increase of $2.6 million, or 6.1%, from $42.6 million in the first quarter of 2019. Of this 6.1% increase, approximately 7.3% is attributable to increase in activities and (1.1)% to pricing decreases.
When compared to the second quarter of 2018, second quarter 2019 revenue decreased by 7.6%, or $3.7 million, primarily due to decreases in activity levels for water transfer services for all three divisions, partially offset by increases in disposal services in all three divisions. In the Rocky Mountain division, the decrease in water transfer service revenues related to lower trucking volumes for completion projects. Additionally, there was a $2.5 million decrease in water transfer service revenues from lay flat temporary hose due to increased competition for this service in 2019. In the Northeast division, the reuse of production water in customer completion activities during the second quarter of 2019 negatively impacted our activity levels for water transfer services. Offsetting this decrease in the Northeast was an increase in disposal services primarily due to the acquisition of Clearwater Solutions in the fourth quarter of 2018, which contributed revenues of $2.0 million in the second quarter of 2019. In the Southern division, the lower activity levels for water transfer services is due to a decrease in volumes from two key customers in the division. We have replaced some of the lost volume from these customers with new customers and increased volumes through our truck disposal terminal connected to the pipeline.

Total costs and expenses for the second quarter were $49.1 million. Total costs and expenses, adjusted for special items, were $49.3 million, or a $2.0 million increase when compared with $47.3 million in the first quarter of 2019. Total costs and expenses, adjusted for special items, decreased 13.3% compared with $56.9 million in the second quarter of 2018 as a result of a favorable service mix due to growth in higher margin disposal services and active cost reduction efforts over the past year.
Net loss for the second quarter was $5.0 million, an improvement of $1.4 million when compared with a net loss of $6.4 million in the first quarter of 2019. Net loss for the second quarter of 2018 was $11.2 million. For the second quarter of 2019, the Company reported a net loss, adjusted for special items, of $5.3 million. Special items in the second quarter primarily included gains on the sale of underutilized assets, offset by stock-based compensation expense. This compares with a net loss, adjusted for special items, of $6.1 million in the first quarter of 2019 and $9.0 million in the second quarter of 2018.
Adjusted EBITDA for the second quarter of 2019 was $5.3 million, an increase of $0.8 million compared with $4.5 million in the first quarter of 2019. Of the 17.7% increase in adjusted EBITDA, 39.0% related to an increase in activity levels, partially offset by (10.3)% for corporate items and (11.0)% for pricing decreases. When compared to the second quarter of 2018, adjusted EBITDA increased $1.2 million, or 27.9%. The 27.9% increase is comprised of a benefit of 42.1% for acquisitions/closures and 14.0% for corporate items, offset by (23.0)% for decreases in pricing and (5.2)% for decreases in activity levels. Second quarter 2019 adjusted EBITDA margin was 11.7%, compared with 10.6% in the first quarter of 2019 and 8.5% in the second quarter of 2018.
YEAR-TO-DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2019 (“YTD”)

YTD revenue was $87.9 million, a decrease of $10.7 million, or 10.9%, from $98.6 million for the same period in 2018. The decrease in revenues is primarily due to decreases in water transfer services in all three divisions, partially offset by increases in disposal services in all three divisions. Additionally, $1.8 million in revenues associated with the Eagle Ford Shale area were included in revenues in the prior year but did not reoccur in the current year due to management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

In the Rocky Mountain division, the decrease in water transfer service revenues related to lower trucking volumes for completion projects. Additionally, there was a $2.4 million decrease in water transfer service revenues from lay flat temporary hose due to increased competition for this service in 2019. In the Northeast division, the reuse of production water in customer completion activities during the first six months of 2019 negatively impacted our activity levels for water transfer services. Offsetting this decrease in the Northeast was an increase in disposal services primarily due to the acquisition of Clearwater Solutions in the fourth quarter of 2018, which has contributed revenues of $4.4 million thus far in 2019. In the Southern division, the lower activity levels for water transfer services is due to a decrease in volumes from two key customers in the division.
YTD net loss was $11.4 million, an improvement of $31.9 million when compared with a net loss of $43.3 million for the same period in 2018. YTD net loss, adjusted for special items, was $11.5 million, an improvement of $11.2 million when compared with a net loss, adjusted for special items, of $22.7 million for the same period in 2018. YTD special items primarily included gains on the sale of underutilized assets, offset by stock-based compensation expense and long-lived asset impairment charges.

YTD adjusted EBITDA was $9.8 million, an increase of $3.3 million, or 50.9%, when compared with the same period in 2018. Adjusted EBITDA margin for the 2019 YTD period was 11.2%, compared with 6.6% in 2018.

CASH FLOW AND LIQUIDITY

Net cash provided by operating activities for the six months ended June 30, 2019 was $4.5 million, while capital expenditures net of asset sales consumed cash of $0.5 million. Asset sales were related to unused or under-utilized assets. The proceeds have been reinvested in 2019 in returns-driven growth projects, including the purchase of new water transfer trucks for our fleet.
Total liquidity available for capital spending and other purposes as of June 30, 2019 was $22.6 million. This consisted of cash and available revolver borrowings of $16.9 million, plus an additional $5.7 million delayed draw borrowing capacity under our second lien term loan. As of June 30, 2019, total debt outstanding was $37.1 million, consisting of $19.7 million under our senior secured term loan facility, $9.8 million under our second lien term loan facility, and $7.7 million of finance leases.
About Nuverra
Nuverra Environmental Solutions, Inc. is a leading provider of water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing mergers, acquisitions and divestitures, successfully integrating merged or acquired business operations, and identifying and managing risks inherent in mergers, acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such mergers, acquisitions and divestitures; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analysts, appraisers, engineers and other experts; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Service revenue	$41,238	$45,320	$80,239	$90,847
Rental revenue	4,002	3,628	7,628	7,770
Total revenue	45,240	48,948	87,867	98,617
Costs and expenses:
Direct operating expenses	34,517	39,069	67,074	80,696
General and administrative expenses	5,280	6,014	10,755	25,334
Depreciation and amortization	9,277	11,969	18,412	26,713
Impairment of long-lived assets	—	332	117	4,463
Other, net	(6)	469	(6)	1,068
Total costs and expenses	49,068	57,853	96,352	138,274
Operating loss	(3,828)	(8,905)	(8,485)	(39,657)
Interest expense, net	(1,297)	(1,204)	(2,718)	(2,454)
Other income, net	152	587	177	514
Reorganization items, net	13	(1,654)	(210)	(1,746)
Loss before income taxes	(4,960)	(11,176)	(11,236)	(43,343)
Income tax expense	(46)	—	(125)	—
Net loss	$(5,006)	$(11,176)	$(11,361)	$(43,343)

Earnings per common share:
Net loss per basic common share	$(0.32)	$(0.96)	$(0.73)	$(3.71)

Net loss per diluted common share	$(0.32)	$(0.96)	$(0.73)	$(3.71)

Weighted average shares outstanding:
Basic	15,704	11,696	15,627	11,696
Diluted	15,704	11,696	15,627	11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$5,978	$7,302
Restricted cash	1,875	656
Accounts receivable, net	28,777	31,392
Inventories	3,213	3,358
Prepaid expenses and other receivables	3,011	2,435
Other current assets	518	1,582
Assets held for sale	4,504	2,782
Total current assets	47,876	49,507
Property, plant and equipment, net	203,354	215,640
Operating lease assets	3,612	—
Equity investments	38	41
Intangibles, net	882	1,112
Goodwill	29,518	29,518
Other assets	99	118
Total assets	$285,379	$295,936
Liabilities and Shareholders’ Equity
Accounts payable	$7,052	$9,061
Accrued and other current liabilities	14,144	16,670
Current portion of long-term debt	6,664	38,305
Current contingent consideration	500	500
Derivative warrant liability	6	34
Total current liabilities	28,366	64,570
Long-term debt	30,272	27,628
Noncurrent operating lease liabilities	1,653	—
Deferred income taxes	293	181
Other long-term liabilities	7,364	7,130
Total liabilities	67,948	99,509
Commitments and contingencies
Shareholders’ equity:
Common stock	157	122
Additional paid-in capital	337,018	303,463
Treasury stock	(402)	—
Accumulated deficit	(119,342)	(107,158)
Total shareholders’ equity	217,431	196,427
Total liabilities and shareholders’ equity	$285,379	$295,936

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(11,361)	$(43,343)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,412	26,713
Amortization of debt issuance costs, net	247	—
Accrued interest added to debt principal	—	119
Stock-based compensation	1,415	11,394
Impairment of long-lived assets	117	4,463
Gain on sale of UGSI	—	(75)
Gain on disposal of property, plant and equipment	(1,706)	(254)
Bad debt (recoveries) expense	(9)	120
Change in fair value of derivative warrant liability	(28)	(289)
Deferred income taxes	112	—
Other, net	55	221
Changes in operating assets and liabilities:
Accounts receivable	2,724	(1,631)
Prepaid expenses and other receivables	(576)	(99)
Accounts payable and accrued liabilities	(6,059)	2,243
Other assets and liabilities, net	1,111	(54)
Net cash provided by (used in) operating activities	4,454	(472)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	4,525	17,649
Purchases of property, plant and equipment	(5,019)	(7,103)
Proceeds from the sale of UGSI	—	75
Net cash (used in) provided by investing activities	(494)	10,621
Cash flows from financing activities:
Payments on First and Second Lien Term Loans	(2,514)	(1,597)
Proceeds from Revolving Facility	96,677	117,092
Payments on Revolving Facility	(96,677)	(117,092)
Payments on Bridge Term Loan	(31,382)	—
Proceeds from the issuance of stock	31,057	—
Payments on finance leases and other financing activities	(1,226)	(980)
Net cash used in financing activities	(4,065)	(2,577)
Change in cash, cash equivalents and restricted cash	(105)	7,572
Cash and cash equivalents, beginning of period	7,302	5,488
Restricted cash, beginning of period	656	1,296
Cash, cash equivalents and restricted cash, beginning of period	7,958	6,784
Cash and cash equivalents, end of period	5,978	12,808
Restricted cash, end of period	1,875	1,548
Cash, cash equivalents and restricted cash, end of period	$7,853	$14,356

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net loss to EBITDA and Total Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss	$(5,006)	$(11,176)	$(11,361)	$(43,343)
Depreciation and amortization	9,277	11,969	18,412	26,713
Interest expense, net	1,297	1,204	2,718	2,454
Income tax expense	46	—	125	—
EBITDA	5,614	1,997	9,894	(14,176)
Adjustments:
Transaction-related costs, net	57	52	(151)	52
Stock-based compensation	563	416	1,415	11,394
Change in fair value of derivative warrant liability	(69)	(482)	(28)	(289)
Reorganization items, net [1]	(13)	1,654	210	1,746
Legal and environmental costs, net	—	(49)	53	(371)
Impairment of long-lived assets	—	332	117	4,463
Restructuring, exit and other costs	(6)	469	(6)	1,068
Gain on sale of UGSI	—	—	—	(75)
Executive and severance costs	—	—	—	2,937
Gain on disposal of assets	(848)	(246)	(1,706)	(254)
Total Adjusted EBITDA	$5,298	$4,143	$9,798	$6,495

[1] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended June 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$28,993	$10,720	$5,527	$—	$45,240
Direct operating expenses	22,354	8,607	3,556	—	34,517
General and administrative expenses	1,206	729	354	2,991	5,280
Depreciation and amortization	4,307	2,821	2,136	13	9,277
Operating (loss) income	1,126	(1,437)	(513)	(3,004)	(3,828)
Operating margin %	3.9%	(13.4)%	(9.3)%	N/A	(8.5)%
Income (loss) before income taxes	1,041	(1,560)	(576)	(3,865)	(4,960)

Net income (loss)	1,041	(1,560)	(576)	(3,911)	(5,006)
Depreciation and amortization	4,307	2,821	2,136	13	9,277
Interest expense, net	168	123	63	943	1,297
Income tax expense	—	—	—	46	46
EBITDA	$5,516	$1,384	$1,623	$(2,909)	$5,614

Adjustments, net	(14)	(361)	(479)	538	(316)
Adjusted EBITDA	$5,502	$1,023	$1,144	$(2,371)	$5,298
Adjusted EBITDA margin %	19.0%	9.5%	20.7%	N/A	11.7%

Three months ended June 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$33,165	$9,606	$6,177	$—	$48,948
Direct operating expenses	25,599	8,510	4,960	—	39,069
General and administrative expenses	1,882	518	251	3,363	6,014
Depreciation and amortization	5,923	3,283	2,750	13	11,969
Operating loss	(239)	(2,705)	(2,253)	(3,708)	(8,905)
Operating margin %	(0.7)%	(28.2)%	(36.5)%	N/A	(18.2)%
Loss before income taxes	(203)	(2,780)	(2,295)	(5,898)	(11,176)

Net loss	(203)	(2,780)	(2,295)	(5,898)	(11,176)
Depreciation and amortization	5,923	3,283	2,750	13	11,969
Interest expense, net	63	75	49	1,017	1,204
Income tax expense	—	—	—	—	—
EBITDA	$5,783	$578	$504	$(4,868)	$1,997

Adjustments, net	(163)	(667)	1,059	1,917	2,146
Adjusted EBITDA	$5,620	$(89)	$1,563	$(2,951)	$4,143
Adjusted EBITDA margin %	16.9%	(0.9)%	25.3%	N/A	8.5%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Six months ended June 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$53,870	$22,560	$11,437	$—	$87,867
Direct operating expenses	42,182	18,322	6,570	—	67,074
General and administrative expenses	2,252	1,575	753	6,175	10,755
Depreciation and amortization	8,606	5,485	4,296	25	18,412
Operating loss	830	(2,939)	(176)	(6,200)	(8,485)
Operating margin %	1.5%	(13.0)%	(1.5)%	N/A	(9.7)%
Income (loss) before income taxes	683	(3,155)	(285)	(8,479)	(11,236)

Net income (loss)	683	(3,155)	(285)	(8,604)	(11,361)
Depreciation and amortization	8,606	5,485	4,296	25	18,412
Interest expense, net	296	216	109	2,097	2,718
Income tax expense	—	—	—	125	125
EBITDA	$9,585	$2,546	$4,120	$(6,357)	$9,894

Adjustments, net	(760)	(456)	(326)	1,446	(96)
Adjusted EBITDA	$8,825	$2,090	$3,794	$(4,911)	$9,798
Adjusted EBITDA margin %	16.4%	9.3%	33.2%	N/A	11.2%

Six months ended June 30, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$63,935	$18,719	$15,963	$—	$98,617
Direct operating expenses	51,945	16,324	12,427	—	80,696
General and administrative expenses	3,158	1,280	829	20,067	25,334
Depreciation and amortization	12,212	7,589	6,874	38	26,713
Operating loss	(3,380)	(6,543)	(9,297)	(20,437)	(39,657)
Operating margin %	(5.3)%	(35.0)%	(58.2)%	N/A	(40.2)%
Loss before income taxes	(3,405)	(6,679)	(9,406)	(23,853)	(43,343)

Net loss	(3,405)	(6,679)	(9,406)	(23,853)	(43,343)
Depreciation and amortization	12,212	7,589	6,874	38	26,713
Interest expense, net	168	137	116	2,033	2,454
Income tax benefit	—	—	—	—	—
EBITDA	$8,975	$1,047	$(2,416)	$(21,782)	$(14,176)

Adjustments, net	(66)	(1,585)	6,231	16,091	20,671
Adjusted EBITDA	$8,909	$(538)	$3,815	$(5,691)	$6,495
Adjusted EBITDA margin %	13.9%	(2.9)%	23.9%	N/A	6.6%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended June 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$45,240	$—		$45,240
Direct operating expenses	34,517	848	[A]	35,365
General and administrative expenses	5,280	(620)	[B]	4,660
Total costs and expenses	49,068	234	[C]	49,302
Operating loss	(3,828)	(234)	[C]	(4,062)
Net loss	(5,006)	(319)	[D]	(5,325)

Net loss	$(5,006)			$(5,325)
Depreciation and amortization	9,277			9,277
Interest expense, net	1,297			1,297
Income tax expense	46			49
EBITDA and Adjusted EBITDA	$5,614			$5,298

Description of 2019 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation.
[C]	Primarily includes the aforementioned adjustments.
[D]
Primarily includes the aforementioned adjustments along with a gain of $69.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended June 30, 2019 was (0.9%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended June 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$48,948	$—		$48,948
Direct operating expenses	39,069	246	[E]	39,315
General and administrative expenses	6,014	(419)	[F]	5,595
Total costs and expenses	57,853	(974)	[G]	56,879
Operating loss	(8,905)	974	[G]	(7,931)
Net loss	(11,176)	2,146	[H]	(9,030)

Net loss	$(11,176)			$(9,030)
Depreciation and amortization	11,969			11,969
Interest expense, net	1,204			1,204
Income tax expense	—			—
EBITDA and Adjusted EBITDA	$1,997			$4,143

Description of 2018 Special Items:
[E]	Special items primarily relates to the loss on the sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation.
[G]
Primarily includes the aforementioned adjustments along with $0.5 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $0.3 million for assets classified as held-for-sale in the Corporate division.

[H]
Primarily includes the aforementioned adjustments along with $1.7 million in chapter 11 related fees recorded to “Reorganization items, net,” offset by a gain of $0.5 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended June 30, 2018 was zero percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Six months ended June 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$87,867	$—		$87,867
Direct operating expenses	67,074	1,706	[A]	68,780
General and administrative expenses	10,755	(1,317)	[B]	9,438
Total costs and expenses	96,352	278	[C]	96,630
Operating loss	(8,485)	(278)	[C]	(8,763)
Net loss	(11,361)	(97)	[D]	(11,458)

Net loss	$(11,361)			$(11,458)
Depreciation and amortization	18,412			18,412
Interest expense, net	2,718			2,718
Income tax expense	125			126
EBITDA and Adjusted EBITDA	$9,894			$9,798

Description of 2019 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]
Primarily attributable to stock-based compensation and non-routine legal expenses, offset by an adjustment to capitalize certain of our transaction costs for our acquisition of Clearwater Solutions in the fourth quarter of 2018.

[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale in the Northeast division.
[D]
Primarily includes the aforementioned adjustments along with a gain of $28.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the six months ended June 30, 2019 was (1.1%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Six months ended June 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$98,617	$—		$98,617
Direct operating expenses	80,696	192	[A]	80,888
General and administrative expenses	25,334	(13,950)	[B]	11,384
Total costs and expenses	138,274	(19,289)	[C]	118,985
Operating loss	(39,657)	19,289	[C]	(20,368)
Net loss	(43,343)	20,671	[D]	(22,672)

Net loss	$(43,343)			$(22,672)
Depreciation and amortization	26,713			26,713
Interest expense, net	2,454			2,454
Income tax expense	—			—
EBITDA and Adjusted EBITDA	$(14,176)			$6,495

Description of 2018 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to severance, stock-based compensation and non-routine litigation expenses.
[C]
Primarily includes the aforementioned adjustments along with $1.1 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $4.5 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions.

[D]
Primarily includes the aforementioned adjustments along with $1.7 million in chapter 11 related fees recorded to “Reorganization items, net,” offset by a gain of $0.3 million associated with the change in the fair value of the derivative warrant liability. Additionally, our effective tax rate for the six months ended June 30, 2018 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Six Months Ended
	June 30,
	2019	2018
Net cash provided by (used in) operating activities	$4,454	$(472)
Net cash capital expenditures [1]	(494)	10,546
Free Cash Flow	$3,960	$10,074

[1]	Net cash capital expenditures is defined as proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Sequential Revenue and Adjusted EBITDA Increase by Price, Activity, Acquisition/Closure and Corporate

	Revenue		Adjusted EBITDA
	Q2 2019 vs Q1 2019		Q2 2019 vs Q1 2019
Breakdown of Increase:
Price	$(484)	(1.1)%	$(496)	(11.0)%
Activity	3,097	7.2	1,754	39.0
Acquisition/Closure	—	—	—	—
Corporate	—	—	(460)	(10.3)
Total Sequential Increase	$2,613	6.1%	$798	17.7%

Year-Over-Year Revenue Decline by Price, Activity and Acquisition/Closure

	Three Months Ended		Six Months Ended
	June 30, 2019		June 30, 2019
Breakdown of Total Revenue Decline:
Price	$(938)	(1.9)%	$(938)	(1.0)%
Activity	(4,648)	(9.5)	(11,830)	(12.0)
Acquisition/Closure (a)	1,878	3.8	2,018	2.1
Total Revenue Decline	$(3,708)	(7.6)%	$(10,750)	(10.9)%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition/Closure, and Corporate

	Three Months Ended		Six Months Ended
	June 30, 2019		June 30, 2019
Breakdown of Total Adjusted EBITDA Growth:
Price	$(952)	(23.0)%	$(952)	(14.7)%
Activity/Expense	(217)	(5.2)	(1,489)	(22.9)
Acquisition/Closure (a)	1,743	42.1	4,313	66.5
Corporate	581	14.0	1,431	22.0
Total Adjusted EBITDA Growth	$1,155	27.9%	$3,303	50.9%

(a)	Represents the combined impact of the Clearwater Solutions acquisition on October 5, 2018 and management’s decision to exit the Eagle Ford Shale area as of March 1, 2018.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
June 30, 2019
Water Trucks:
Count (approximate)	423
% Utilized [1]	51%

Salt Water Disposal Wells:
Count	47
% Utilized [2]	57%

Haynesville Pipeline:
% Utilized [2] [3]	69% - 82%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the period.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Three Months Ended June 30,		Year-Over-Year
	2019	2018	Growth (Decline) %
Pricing:
Oil price per barrel [1]	$59.88	$68.07	(12.0)%
Natural gas price per tcf [2]	$2.57	$2.85	(9.8)%

Total Operating Rigs [3]	190	188	1.1%
Rocky Mountain Division	58	56	3.6%
Northeast Division	79	79	—%
Southern Division	53	53	—%

Total Oil Production (barrels in thousands) [4]	1,586	1,388	14.3%
Rocky Mountain Division	1,413	1,239	14.0%
Northeast Division	131	107	22.4%
Southern Division	42	42	—%

Total Natural Gas Production (Mcf/d) [4]	45,245	38,074	18.8%
Rocky Mountain Division	2,949	2,317	27.3%
Northeast Division	31,628	27,098	16.7%
Southern Division	10,668	8,659	23.2%

Total Wells Completed [4]	978	933	4.8%
Rocky Mountain Division	385	354	8.8%
Northeast Division	432	446	(3.1)%
Southern Division	161	133	21.1%

Total Drilled Uncompleted Ending Inventory [4]	1,315	1,602	(17.9)%
Rocky Mountain Division	694	811	(14.4)%
Northeast Division	432	615	(29.8)%
Southern Division	189	176	7.4%

[1]	Source: West Texas Intermediate (“WTI”) Crude Oil Spot Price
[2]	Source: Henry Hub (“HH”) Natural Gas Spot Price
[3]	Source: Baker Hughes
[4]	Source: US Energy Information Association (“EIA”)